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                                                                  EXHIBIT (j)(1)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement (1933 Act File No. 2-90946) of Eaton Vance Mutual Funds Trust on behalf of Eaton Vance Tax-Managed Emerging Growth Fund (the "Fund") of our report dated December 3, 1999, on our audit of the financial statements and financial highlights of the Fund which report is included in the Annual Report to Shareholders for the year ended October 31, 1999 which is incorporated by reference in the Statement of Additional Information.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP


December 27, 2000
Boston, Massachusetts

                                      C-13